UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan (State or other jurisdiction of incorporation)	1-9804 (Commission File Number)	38-2766606 (IRS Employer Identification No.)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2013, PulteGroup, Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Section 382 Rights Agreement, dated as of March 18, 2010 (the “Section 382 Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent. The First Amendment to the Section 382 Rights Agreement, which was unanimously approved by the Company's board of directors, extends the expiration date of the Section 382 Rights Agreement from June 1, 2013 to June 1, 2016 (subject to other earlier termination events, including if shareholder approval of the First Amendment to the Section 382 Rights Agreement has not been obtained by June 1, 2013).

The Section 382 Rights Agreement is described in and included as an exhibit to the Company's Current Report on Form 8-K filed March 23, 2010.  The First Amendment to the Section 382 Rights Agreement is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits:

4.1	First Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 14, 2013, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013	PULTEGROUP, INC.
	By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Senior Vice President, General Counsel and Secretary